     Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYMETRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-0978027
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004
(425) 256-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Symetra Financial Corporation Equity Plan
Symetra Financial Corporation Employee Stock Purchase Plan
(Full titles of the plans)

George C. Pagos, Esq.
Senior Vice President, General Counsel and Secretary
Symetra Financial Corporation
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004
(425) 256-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William J. Whalen III, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
(212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate	Amount of
Securities to be Registered	Registered(1)	Share (2)	Offering Price(2)	Registration Fee
Common Stock, $0.01 par value per share: to be issued under the Symetra Financial Corporation Equity Plan	7,746,840 shares	$12.89 (2)	$99,856,767.60 (2)	$7,119.79
Common Stock, $0.01 par value per share: to be issued under the Symetra Financial Corporation Employee Stock Purchase Plan	870,000 shares	$10.96 (3)	$9,535,200.00 (3)	$679.86

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes such additional shares of common stock as may be required pursuant to the anti-dilution provisions of the Symetra Financial Corporation Equity Plan and the Symetra Financial Corporation Employee Stock Purchase Plan.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($13.08) and low ($12.70) prices per share of common stock as reported on the New York Stock Exchange on January 22, 2010.

(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($13.08) and low ($12.70) prices per share of common stock as reported on the New York Stock Exchange on January 22, 2010, multiplied by 85%, which is the current percentage of the trading purchase price applicable to purchases under the referenced Plan.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part 1 of Form S-8.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by Symetra Financial Corporation, a Delaware corporation (the “Company”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:
(a)	the Company’s prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act filed on January 22, 2010, in connection with the Company’s Registration Statement on Form S-1 (File No. 333-162344), as amended, in which there is set forth the audited consolidated financial statements for the Company’s fiscal year ended December 31, 2008; and
(b)	the description of the Company’s common stock contained in the Company’s Registration Statement on Form S-1 (File No. 333-162344), as amended, which description is incorporated by reference into the Form 8-A filed with the Commission on January 15, 2010, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     None.
Item 6. Indemnification of Directors and Officers.
     Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

     Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Our articles of incorporation and bylaws generally provide that we will indemnify our directors and officers to the fullest extent permitted by law.
     We also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the registrant may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.
     Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     We have entered into indemnification agreements with each of our directors and officers. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, against any and all (a) costs and expenses (including attorneys’ and experts’ fees, expenses and charges) actually and reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in, or preparing to investigate, defend, be a witness in or participate in, and (b) damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement relating to, resulting from or arising out of, in the case of either (a) or (b), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that such person determines might lead to the institution of any such action, suit or proceeding, by reason of the fact that (y) such person is or was a director, officer, employee or agent of the Company and/or a subsidiary of the Company or (z) such person is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, non-profit organization, joint venture, trust or other enterprise. The indemnification agreements also require us, if so requested, to advance within 20 business days any and all costs and expenses to the director or officer which such person determines reasonably likely to be payable, provided that such person will return any such advance which remains unspent at the final conclusion of the claim to which the advance related. Our bylaws also require that such person return any such advance if it is ultimately determined that such person is not entitled to indemnification by us as authorized by the laws of the State of Delaware.
     We are not required to provide indemnification under our indemnification agreements for certain matters, including: (1) indemnification beyond that permitted by the laws of the State of Delaware; (2) indemnification in connection with certain proceedings or claims initiated or brought voluntarily by the director or officer; (3) indemnification for settlements the director or officer enters into without the Company’s written consent; (4) indemnification related to disgorgement of profits under Section 16(b) of the Securities Exchange Act of 1934; (5) indemnification where a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or (6) indemnification for liabilities for which the director or officer has received payment under any insurance policy as may exist for such person’s benefit, our articles of incorporation or bylaws or any other contract or otherwise. The indemnification agreements require us, to the extent that our board of directors determines it to be economically reasonable, to maintain directors’ and officers’ liability insurance.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
4.1	Amended and Restated Certificate of Incorporation of Symetra Financial Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-162344) filed on October 5, 2009).

4.2	Form of Bylaws of Symetra Financial Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-162344) filed on October 5, 2009).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-162344) filed on December 29, 2009) .

4.4	Symetra Financial Corporation Equity Plan (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-162344) filed on October 5, 2009).

4.5	Symetra Financial Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (File No. 333-162344) filed on October 5, 2009).

5.1	Opinion of Counsel.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).
Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 25th day of January, 2010.

SYMETRA FINANCIAL CORPORATION
By:	/s/ George C. Pagos
	Name:	George C. Pagos
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     We, the undersigned directors and officers of Symetra Financial Corporation, do hereby constitute and appoint Margaret A. Meister and George C. Pagos our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments, including post-effective amendments, hereto and we do hereby ratify and confirm that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of January 25, 2010.

Signature	Title

/s/ Randall H. Talbot	Randall H. Talbot
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Margaret A. Meister	Margaret A. Meister
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ David T. Foy	David T. Foy
(Director)

/s/ Lois W. Grady	Lois W. Grady
(Director)

/s/ Sander M. Levy	Sander M. Levy
(Director)

/s/ Robert R. Lusardi	Robert R. Lusardi
(Director)

/s/ David I. Schamis	David I. Schamis
(Director)

/s/ Lowndes A. Smith	Lowndes A. Smith
(Director)

INDEX TO EXHIBITS
4.1	Amended and Restated Certificate of Incorporation of Symetra Financial Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-162344) filed on October 5, 2009).

4.2	Form of Bylaws of Symetra Financial Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-162344) filed on October 5, 2009).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-162344) filed on December 29, 2009) .

4.4	Symetra Financial Corporation Equity Plan (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-162344) filed on October 5, 2009).

4.5	Symetra Financial Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (File No. 333-162344) filed on October 5, 2009).

5.1	Opinion of Counsel.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).